UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

CORMEDIX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34673	20-5894890
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4200 Berkeley Heights, NJ	07922
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CRMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 13, 2023, the Board of Directors (the “Board”) of CorMedix Inc. (the “Company”) appointed Robert Stewart as a director, effective immediately, to serve until the Company’s next annual meeting of stockholders or until his respective successor is duly elected and qualified.

Mr. Stewart, 55, is the current Chief Executive Officer of Theramex, a global specialty pharmaceutical company dedicated to women’s health, and has served in this role since March 2020. Prior to this, Mr. Stewart served as Chief Executive Officer of Amneal Pharmaceuticals Inc. from 2018 to 2019, and from 2009 through 2018 Mr. Stewart served in senior roles with Allergan, formerly Watson and Actavis, most notably as Chief Operating Officer (2015-2018) and President, Global Operations (2009-2015). Mr. Stewart has also previously held management roles with Abbott Laboratories, Knoll Pharmaceutical Company, and Hoffmann La Roche, Inc. Mr. Stewart currently sits on the Board of Directors of Cipla Ltd and serves on the Board of Trustees for Fairleigh Dickinson University.

In connection with his services as a director, on April 13, 2023, Mr. Stewart received (i) an initial option grant to acquire 25,000 shares of the Company’s common stock, subject to one-third vesting on the date of grant and one-third vesting on each of the first and second anniversary dates of the date of grant, and (ii) an additional option grant to acquire 14,200 shares of the Company’s Common Stock, which is prorated based on Mr. Stewart’s election date, subject to vesting monthly over a one-year period beginning on May 13, 2023, in each case subject to Mr. Stewart’s continued service with the Company on the applicable vesting dates. Both sets of options are exercisable at an exercise price equal to the closing price of the Company’s common stock on the date of grant. Mr. Stewart will also receive cash compensation on the same basis as paid to the other non-employee members of the Board, as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 30, 2023.

There are no arrangements or understandings between Mr. Stewart and any other person pursuant to which he was appointed as a director of our Board and there are no related party transactions between Mr. Stewart and the Company.

Item 8.01.	Other Events.

On April 17, 2023, the Company issued a press release announcing the appointment of Mr. Stewart as a director, as described above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: April 17, 2023	By:	/s/ Joseph Todisco
	Name:	Joseph Todisco
	Title:	Chief Executive Officer